NEWS
Steve Schmitt
Vice President, Investor Relations

Yum! Brands Reports Third-Quarter 2013 EPS Declined 15%, Excluding Special Items;
Soft KFC China Sales and Higher Tax Rate Reduce Full-Year EPS Expectations

Louisville, KY (October 8, 2013) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 7, 2013, including EPS of $0.85, excluding Special Items. Reported EPS was $0.33 for the quarter, which included a $0.55 non-cash charge related to the write-down of Little Sheep intangible assets.

THIRD-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 1%, prior to foreign currency translation, including 5% growth at Yum! Restaurants International (YRI). System sales declined 2% in China and were flat in the U.S.
●	Same-store sales declined 11% in China. Same-store sales grew 1% at YRI and were flat in the U.S.
●	Total international development was 364 new restaurants; 79% of this development occurred in emerging markets.
●	Worldwide restaurant margin declined 1.3 percentage points to 17.6%, including declines of 1.9 percentage points in China, 0.6 percentage points at YRI and 0.7 percentage points in the U.S.
●	Worldwide operating profit declined 9%, prior to foreign currency translation, including declines of 14% in China and 2% at YRI. Operating profit grew 1% in the U.S.
●
Worldwide effective tax rate, prior to Special Items, increased to 33.1% from 25.1% driven primarily by a tax reserve adjustment. The tax rate increase negatively impacted EPS results by 10 percentage points.

●	A non-cash, Special Item net charge of $258 million related to the write-down of Little Sheep intangible assets was recorded in the quarter. This charge impacted reported EPS by 55 percentage points.
●	On September 19, 2013, the Company announced a 10% increase in its quarterly dividend, marking the ninth consecutive year the dividend increased at a double-digit percentage rate.

CHINA SALES UPDATE

●
September same-store sales, which will be included in China Division's fourth-quarter results, declined an estimated 11% for the China Division. This included estimated growth of 6% at Pizza Hut Casual Dining and an estimated decline of 13% at KFC, where sales have not yet fully recovered from the adverse publicity surrounding the December poultry supply incident.

REVISED FULL-YEAR OUTLOOK

Based on KFC China sales for September, it is now unlikely China Division same-store sales will be positive for the fourth quarter. Given lower-than-expected China sales and a higher-than-expected full-year tax rate, the Company now estimates a high-single to low-double-digit full-year EPS decline versus prior year, excluding Special Items. This compares to our previous guidance of a mid-single-digit decline in EPS.

	Third Quarter			Year-to-Date
	2013	2012	% Change	2013	2012	% Change
EPS Excluding Special Items	$0.85	$0.99	(15)%	$2.11	$2.42	(13)%
Special Items Gain/(Loss)[1]	$(0.52)	$0.01	NM	$(0.45)	$0.23	NM
EPS	$0.33	$1.00	(67)%	$1.66	$2.65	(37)%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items for 2013 are primarily related to the impairment of Little Sheep and U.S. refranchising gains. Special Items for 2012 comparable periods are primarily related to the Little Sheep acquisition gain, U.S. refranchising gains and Pizza Hut UK refranchising.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

DAVID NOVAK COMMENTS
David C. Novak, Chairman and CEO, said, “Despite the disappointing third-quarter performance, I remain as confident as ever in our ability to deliver strong, sustainable growth in the years to come. Given a slower-than-expected sales recovery at KFC China and a higher-than-expected tax rate, we are now estimating a high-single to low-double-digit percentage decline in full-year EPS versus prior year, excluding Special Items. Our revised full-year EPS outlook is obviously well below our 11-year track record of double-digit growth through 2012. We also recorded a significant non-cash Special Item charge for the write-down of Little Sheep intangible assets. Little Sheep remains the number-one brand in China’s largest casual dining category, and we remain committed to this concept as an engine of future growth.

Even with our recent challenges, KFC is unquestionably the category leader in China and we remain confident sales will fully recover from the adverse publicity surrounding the December poultry supply incident. Our Pizza Hut business in China continues to deliver strong results, and the rest of Yum! is performing generally as expected for the full year. I'm pleased with the strong margin performance in China in the face of significant sales deleverage, along with the fact that Taco Bell has produced seven consecutive quarters of positive same-store sales growth. We remain on the ground floor of global growth and continue to have unparalleled development opportunities. As evidence of this, we expect to open at least 700 new units in China this year, as we capitalize on the world's fastest growing consuming class. Outside of China, we expect record new-unit openings for Yum! Restaurants International and in India this year. When you add it all up for Yum!, we will open at least 1,850 new restaurants outside the U.S., further strengthening our leadership position in emerging markets. In addition, we will have net new-unit growth in the U.S. for the second consecutive year.

We expect to deliver at least 20% EPS growth in 2014 and restore our track record of double-digit EPS growth in the years ahead. Our business model remains compelling and we will continue to invest behind the enormous growth opportunities we see around the world.”

CHINA DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2013	2012	Reported	Ex F/X	2013	2012	Reported	Ex F/X
System Sales Growth			+1	(2)			(5)	(7)
Same-Store Sales Growth (%)	(11)	+6	NM	NM	(16)	+9	NM	NM
Restaurant Margin (%)	19.5	21.4	(1.9)	(1.9)	16.0	20.0	(4.0)	(4.0)
Operating Profit ($MM)	335	374	(11)	(14)	557	812	(31)	(33)

●	China Division third-quarter sales and profits were impacted by adverse publicity surrounding the December poultry supply incident and subsequent news of Avian flu.

●	System sales decreased 2%, prior to foreign currency translation.
○	Same-store sales declined 11%, including a 14% decline at KFC and 5% growth at Pizza Hut Casual Dining.

●	China Division opened 132 new units in the third quarter, and 458 new units year-to-date.

China Units	Q3 2013	% Change[2]
Traditional Restaurants[1]	6,035	+12
KFC	4,463	+10
Pizza Hut Casual Dining	953	+29
Pizza Hut Home Service	185	+31
1 Total includes East Dawning, Pizza Hut Express and Little Sheep units
2 Represents year-over-year change

●
Restaurant margin decreased 1.9 percentage points to 19.5%. Significant sales deleverage was partially offset by restaurant operating efficiencies. Little Sheep negatively impacted overall restaurant margin by approximately 1 percentage point.

●	Foreign currency translation positively impacted operating profit by $12 million.

●	We are temporarily providing monthly same-store sales releases until sales have recovered. We will release October same-store sales for our China Division on November 12, 2013, after market hours.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2013	2012	Reported	Ex F/X	2013	2012	Reported	Ex F/X
Traditional Restaurants	14,756	14,200	+4	NA	14,756	14,200	+4	NA
System Sales Growth			+1	+5			+2	+5
Restaurant Margin (%)	12.7	13.3	(0.6)	(0.5)	13.0	12.4	0.6	0.5
Franchise & License Fees ($MM)	212	204	+4	+7	644	596	+8	+10
Operating Profit ($MM)	163	173	(6)	(2)	525	491	+7	+9
Operating Margin (%)	22.6	22.5	0.1	0.6	25.0	21.9	3.1	3.3

●	YRI Division system sales increased 5%, prior to foreign currency translation, driven by new-unit development and 1% same-store sales growth.
○ Emerging markets system sales grew 11%, driven by 7% unit growth and 4% same-store sales growth.
○ Developed markets system sales were flat, including 1% unit growth. Same-store sales declined 1%, driven primarily by weak results in Japan and Pizza Hut UK.
○ The timing of Ramadan had an estimated negative same-store sales impact of about 1%. This negative impact is expected to reverse in the fourth quarter and benefit same-store sales by about 1%.

●	YRI opened 215 new units in 50 countries, including 139 in emerging markets.
○ 90% of all new units were opened by franchisees.

●	Restaurant margin declined 0.6 percentage points, driven by margin performance in KFC UK and Turkey.

●	Operating profit declined 2%, prior to foreign currency translation. Operating profit was negatively impacted 3 percentage points from expenses related to the bi-annual franchisee convention.

●	Foreign currency translation negatively impacted operating profit by $6 million.

YRI MARKETS[1]		SYSTEM Sales Growth Ex F/X
	Percent of YRI[2]	Third Quarter (%)	Year-to-Date (%)
Franchise
Asia (ex Japan)	16%	+8	+7
Japan	10%	(8)	(7)
Latin America	11%	+8	+6
Middle East[3]	8%	+3	+4
Continental Europe	7%	+3	+2
Canada	6%	+1	Flat

Combined Company / Franchise
UK	12%	+1	(1)
Australia / New Zealand	11%	+2	+4
Thailand	2%	+5	+12
Korea	2%	(2)	+5

Key Growth
Africa	7%	+12	+16
France	4%	+5	+5
Germany / Netherlands	2%	+14	+15
Russia	2%	+52	+49
1 See website www.yum.com under tab "Investors" for a list of the countries within each of the YRI markets
2 Percentage of Total YRI System Sales for Full Year 2012
3 Middle East excludes Turkey, which was acquired from a franchisee in the second quarter

U.S. DIVISION

	Third Quarter			Year-to-Date
	2013	2012	% Change	2013	2012	% Change
Same-Store Sales Growth (%)	-	+6	NM	+1	+6	NM
Restaurant Margin (%)	16.0	16.7	(0.7)	17.1	16.2	0.9
Franchise and License Fees ($MM)	197	189	+5	586	555	+6
Operating Profit ($MM)	164	162	+1	502	486	+3
Operating Margin (%)	23.8	20.5	3.3	24.0	20.2	3.8

●	U.S. Division same-store sales were flat; consisting of 2% growth at Taco Bell, a 1% decline at Pizza Hut and a 4% decline at KFC.
●	Restaurant margin decreased 0.7 percentage points, driven primarily by inflation and promotional activities.
●	Operating profit growth was 1%. Excluding the impact of refranchising, operating profit grew 6%.

INDIA DIVISION

●	India Division system sales increased 20%, prior to foreign currency translation, driven by 24% unit growth. Same-store sales were flat.

India Units	Q3 2013	% Change[2]
Traditional Restaurants[1]	613	+24
KFC	296	+34
Pizza Hut Casual Dining	181	+6
Pizza Hut Home Service	132	+31
1 Total includes 4 Taco Bell units
2 Represents year-over-year change

OWNERSHIP / SPECIAL ITEMS / TAX UPDATE

●
Our Little Sheep business has performed below expectations since we acquired a controlling interest in February 2012. While we continue to have confidence in the long-term potential of Little Sheep, the sales and unit growth we forecasted at acquisition have not materialized. Initially, sales growth was negatively impacted by a longer-than-expected purchase approval and ownership transition. In May 2013, negative publicity from quality issues with other unrelated hot pot concepts in China further significantly impacted sales at Little Sheep, even though there was never an issue with the quality of Little Sheep products. This negative sales impact continued in the third quarter. A net impairment charge for certain Little Sheep assets totaling $258 million was recorded as a Special Item, consistent with the classification of the $74 million gain that was recorded in 2012 upon our consolidation of Little Sheep.

●	In the U.S., we refranchised 54 units and received proceeds of $58 million. We recorded pre-tax U.S. refranchising gains of $37 million in Special Items.
●
Our worldwide effective tax rate for the quarter, prior to Special Items, increased from 25.1% to 33.1%. This increase is primarily related to the continuing dispute with the IRS regarding a valuation of intangibles, which has been disclosed in our prior SEC filings, and is not expected to meaningfully impact our effective tax rate in future years. Our full-year 2013 global effective tax rate is now expected to be approximately 28%.

SHARE REPURCHASE UPDATE

●	Year-to-date through October 7, 2013, we repurchased 7.1 million shares totaling $490 million at an average price of $69.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Wednesday, October 9, 2013. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Wednesday, October 9, through midnight Saturday, November 9, 2013. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 71909779.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q3 2013 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; economic conditions, consumer preferences, adverse publicity, tax rates, the regulatory environment, increased competition and other risks in China, where a significant and growing portion of our restaurants are located; economic and political conditions in the other countries where we operate; the success of our international development strategy; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future litigation and legal claims or proceedings; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; consumer preferences and perceptions of our brands; the success of our refranchising strategy; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; new and changing government regulations; our effective tax rates and disagreements with taxing authorities; our ability to protect the integrity and security of individually identifiable data of our customers and employees; competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties; and risks associated with the Little Sheep business. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has nearly 40,000 restaurants in more than 130 countries and territories. Yum! is ranked #201 on the Fortune 500 List with revenues of over $13 billion in 2012 and in 2013 was named among the top 100 Corporate Citizens by Corporate Responsibility Magazine. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations, at 888/298-6986
Donny Lau, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/7/13	9/8/12	B/(W)	9/7/13	9/8/12	B/(W)

Company sales	$3,021	$3,142	(4)	$7,594	$8,248	(8)
Franchise and license fees and income	445	427	4	1,311	1,232	6
Total revenues	3,466	3,569	(3)	8,905	9,480	(6)

Company restaurant expenses
Food and paper	996	1,029	3	2,481	2,712	9
Payroll and employee benefits	621	650	4	1,701	1,786	5
Occupancy and other operating expenses	873	864	(1)	2,238	2,288	2
Company restaurant expenses	2,490	2,543	2	6,420	6,786	5

General and administrative expenses	327	332	1	933	950	2
Franchise and license expenses	44	32	(42)	108	84	(29)
Closures and impairment (income) expenses	300	4	NM	310	9	NM
Refranchising (gain) loss	(38)	(2)	NM	(87)	(41)	NM
Other (income) expense	(7)	(11)	(41)	(6)	(97)	(94)
Total costs and expenses, net	3,116	2,898	(8)	7,678	7,691	—

Operating Profit	350	671	(48)	1,227	1,789	(31)
Interest expense, net	31	32	8	94	107	13
Income before income taxes	319	639	(50)	1,133	1,682	(33)
Income tax provision	183	161	(14)	384	410	6
Net income - including noncontrolling interests	136	478	(71)	749	1,272	(41)
Net income (loss) - noncontrolling interests	(15)	7	NM	(21)	12	NM
Net income - YUM! Brands, Inc.	$151	$471	(68)	$770	$1,260	(39)

Effective tax rate	57.2%	25.1%	(32.1 ppts.)	33.9%	24.4%	(9.5 ppts.)

Effective tax rate before special items	33.1%	25.1%	(8.0 ppts.)	28.2%	25.6%	(2.6 ppts.)

Basic EPS Data
EPS	$0.34	$1.02	(67)	$1.70	$2.72	(38)
Average shares outstanding	451	460	2	453	463	2

Diluted EPS Data
EPS	$0.33	$1.00	(67)	$1.66	$2.65	(37)
Average shares outstanding	461	472	2	463	476	3

Dividends declared per common share	$—	$—		$0.67	$0.57

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/7/13	9/8/12	B/(W)	9/7/13	9/8/12	B/(W)

Company sales	$2,001	$1,958	2	$4,563	$4,692	(3)
Franchise and license fees and income	32	30	7	70	70	(1)
Total revenues	2,033	1,988	2	4,633	4,762	(3)

Company restaurant expenses
Food and paper	664	662	—	1,508	1,611	6
Payroll and employee benefits	357	334	(7)	907	815	(11)
Occupancy and other operating expenses	591	543	(9)	1,419	1,325	(7)
Company restaurant expenses	1,612	1,539	(5)	3,834	3,751	(2)
General and administrative expenses	88	84	(6)	233	213	(10)
Franchise and license expenses	3	3	(51)	8	6	(50)
Closures and impairment (income) expenses	6	1	NM	14	4	NM
Other (income) expense	(11)	(13)	(18)	(13)	(24)	(46)
	1,698	1,614	(5)	4,076	3,950	(3)
Operating Profit	$335	$374	(11)	$557	$812	(31)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.2	33.9	0.7 ppts.	33.0	34.4	1.4 ppts.
Payroll and employee benefits	17.8	17.0	(0.8 ppts.)	19.9	17.4	(2.5 ppts.)
Occupancy and other operating expenses	29.5	27.7	(1.8 ppts.)	31.1	28.2	(2.9 ppts.)
Restaurant margin	19.5%	21.4%	(1.9 ppts.)	16.0%	20.0%	(4.0 ppts.)

Operating margin	16.5%	18.8%	(2.3 ppts.)	12.0%	17.1%	(5.1 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/7/13	9/8/12	B/(W)	9/7/13	9/8/12	B/(W)

Company sales	$507	$565	(10)	$1,457	$1,651	(12)
Franchise and license fees and income	212	204	4	644	596	8
Total revenues	719	769	(7)	2,101	2,247	(7)

Company restaurant expenses
Food and paper	175	185	5	504	541	7
Payroll and employee benefits	119	140	14	344	415	17
Occupancy and other operating expenses	148	165	11	420	490	14
Company restaurant expenses	442	490	10	1,268	1,446	12
General and administrative expenses	95	91	(3)	265	275	4
Franchise and license expenses	20	13	(58)	44	34	(30)
Closures and impairment (income) expenses	—	2	NM	—	2	NM
Other (income) expense	(1)	—	NM	(1)	(1)	(23)
	556	596	7	1,576	1,756	10
Operating Profit	$163	$173	(6)	$525	$491	7

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.6	32.7	(1.9 ppts.)	34.6	32.8	(1.8 ppts.)
Payroll and employee benefits	23.6	24.7	1.1 ppts.	23.6	25.1	1.5 ppts.
Occupancy and other operating expenses	29.1	29.3	0.2 ppts.	28.8	29.7	0.9 ppts.
Restaurant margin	12.7%	13.3%	(0.6 ppts.)	13.0%	12.4%	0.6 ppts.

Operating margin	22.6%	22.5%	0.1 ppts.	25.0%	21.9%	3.1 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/7/13	9/8/12	B/(W)	9/7/13	9/8/12	B/(W)

Company sales	$487	$598	(19)	$1,502	$1,850	(19)
Franchise and license fees and income	197	189	5	586	555	6
Total revenues	684	787	(13)	2,088	2,405	(13)

Company restaurant expenses
Food and paper	144	173	17	436	537	19
Payroll and employee benefits	142	174	19	440	549	20
Occupancy and other operating expenses	123	151	19	370	464	20
Company restaurant expenses	409	498	18	1,246	1,550	20
General and administrative expenses	92	110	16	284	322	11
Franchise and license expenses	20	16	(25)	54	44	(21)
Closures and impairment (income) expenses	(1)	1	80	—	3	52
Other (income) expense	—	—	NM	2	—	NM
	520	625	17	1,586	1,919	17
Operating Profit	$164	$162	1	$502	$486	3

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.6	28.9	(0.7 ppts.)	29.0	29.0	- ppts.
Payroll and employee benefits	29.2	29.2	- ppts.	29.3	29.7	0.4 ppts.
Occupancy and other operating expenses	25.2	25.2	- ppts.	24.6	25.1	0.5 ppts.
	16.0%	16.7%	(0.7 ppts.)	17.1%	16.2%	0.9 ppts.

Operating margin	23.8%	20.5%	3.3 ppts.	24.0%	20.2%	3.8 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	9/7/13	12/29/12
ASSETS
Current Assets
Cash and cash equivalents	$753	$776
Accounts and notes receivable, less allowance: $13 in 2013 and $12 in 2012	348	301
Inventories	300	313
Prepaid expenses and other current assets	233	272
Deferred income taxes	116	127
Advertising cooperative assets, restricted	80	136
Total Current Assets	1,830	1,925

Property, plant and equipment, net of accumulated depreciation and amortization of $3,292 in
2013 and $3,139 in 2012	4,257	4,250
Goodwill	882	1,034
Intangible assets, net	644	690
Investments in unconsolidated affiliates	42	72
Other assets	567	575
Deferred income taxes	508	467
Total Assets	$8,730	$9,013

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,745	$2,036
Income taxes payable	149	97
Short-term borrowings	15	10
Advertising cooperative liabilities	80	136
Total Current Liabilities	1,989	2,279

Long-term debt	2,917	2,932
Other liabilities and deferred credits	1,524	1,490
Total Liabilities	6,430	6,701

Redeemable noncontrolling interest	40	59

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 445 shares and 451 shares issued in 2013 and 2012, respectively	—	—
Retained earnings	2,326	2,286
Accumulated other comprehensive income (loss)	(132)	(132)
Total Shareholders' Equity - YUM! Brands, Inc.	2,194	2,154
Noncontrolling interests	66	99
Total Shareholders' Equity	2,260	2,253
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	8,730	$9,013
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to Date
	9/7/13	9/8/12
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$749	$1,272
Depreciation and amortization	473	442
Closures and impairment (income) expenses	310	9
Refranchising (gain) loss	(87)	(41)
Contributions to defined benefit pension plans	(15)	(46)
Gain upon acquisition of Little Sheep	—	(74)
Deferred income taxes	(51)	86
Equity income from investments in unconsolidated affiliates	(17)	(38)
Distribution of income received from unconsolidated affiliates	15	38
Excess tax benefit from share-based compensation	(27)	(52)
Share-based compensation expense	32	35
Changes in accounts and notes receivable	(4)	7
Changes in inventories	19	27
Changes in prepaid expenses and other current assets	(22)	(14)
Changes in accounts payable and other current liabilities	(14)	28
Changes in income taxes payable	115	86
Other, net	77	53
Net Cash Provided by Operating Activities	1,553	1,818

Cash Flows - Investing Activities
Capital spending	(699)	(678)
Proceeds from refranchising of restaurants	218	187
Acquisitions	(98)	(542)
Changes in restricted cash	—	300
Other, net	(8)	(14)
Net Cash Used in Investing Activities	(587)	(747)

Cash Flows - Financing Activities
Repayments of long-term debt	(5)	(280)
Short-term borrowings, three months or less, net	—	2
Short-term borrowings, more than three months, net	2	—
Revolving credit facilities, three months or less, net	—	10
Repurchase shares of Common Stock	(510)	(688)
Excess tax benefit from share-based compensation	27	52
Employee stock option proceeds	17	27
Dividends paid on Common Stock	(451)	(393)
Other, net	(55)	(52)
Net Cash Used in Financing Activities	(975)	(1,322)
Effect of Exchange Rate on Cash and Cash Equivalents	(14)	(5)
Net Decrease in Cash and Cash Equivalents	(23)	(256)
Cash and Cash Equivalents - Beginning of Period	776	1,198
Cash and Cash Equivalents - End of Period	$753	$942
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2013 and 2012 on a basis before Special Items.  Included in Special Items are charges associated with the impairment of certain Little Sheep assets in 2013, the gain upon acquisition of Little Sheep in 2012, U.S. refranchising gain (loss), losses associated with the refranchising of the Pizza Hut UK dine-in business and charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources. These amounts are described in (c), (d), (e) and (f) in the accompanying notes. Other Special Items Income (Expense) in 2013 includes a YUM retirement plan pension settlement charge related to the continuation of a program that began in the fourth quarter of 2012 to payout deferred vested balances. Other Special Items Income (Expense) in 2012 includes the depreciation reductions from Pizza Hut UK and KFC U.S. restaurants impaired upon our decision or offer to refranchise that remained Company stores for some or all of the periods presented and gains from real estate sales related to our previously refranchised Mexico business.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended September 7, 2013 and September 8, 2012 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to Date
	9/7/13	9/8/12	9/7/13	9/8/12
Detail of Special Items
U.S. Refranchising gain (loss)(c)	$37	$(1)	$82	$53
Little Sheep impairment(d)	(295)	—	(295)	—
Gain upon acquisition of Little Sheep(d)	—	—	—	74
Charges relating to U.S. G&A productivity initiatives and realignment of resources(f)	(5)	—	(5)	—
Losses associated with the refranchising of the Pizza Hut UK dine-in business(e)	(1)	(1)	(1)	(24)
Other Special Items Income (Expense)	(3)	5	(3)	15
Total Special Items Income (Expense)	(267)	3	(222)	118
Tax Benefit (Expense) on Special Items	12	—	(3)	(9)
Special Items Income (Expense), net of tax - including noncontrolling interests	$(255)	$3	$(225)	$109
Special Items Income (Expense), net of tax - noncontrolling interests	19	—	19	—
Special Items Income (Expense), net of tax - Yum Brands, Inc.	(236)	3	(206)	109
Average diluted shares outstanding	461	472	463	476
Special Items diluted EPS	$(0.52)	$0.01	$(0.45)	$0.23

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$617	$668	$1,449	$1,671
Special Items Income (Expense)	(267)	3	(222)	118
Reported Operating Profit	$350	$671	$1,227	$1,789

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.85	$0.99	$2.11	$2.42
Special Items EPS	(0.52)	0.01	(0.45)	0.23
Reported EPS	$0.33	$1.00	$1.66	$2.65

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	33.1%	25.1%	28.2%	25.6%
Impact on Tax Rate as a result of Special Items	24.1%	—%	5.7%	(1.2)%
Reported Effective Tax Rate	57.2%	25.1%	33.9%	24.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/7/13	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$2,033	$719	$684	$30	$—	$3,466

Company restaurant expenses	1,612	442	409	27	—	2,490
General and administrative expenses	88	95	92	6	46	327
Franchise and license expenses	3	20	20	1	—	44
Closures and impairment (income) expenses	6	—	(1)	—	295	300
Refranchising (gain) loss	—	—	—	—	(38)	(38)
Other (income) expense	(11)	(1)	—	—	5	(7)
	1,698	556	520	34	308	3,116
Operating Profit (loss)	$335	$163	$164	$(4)	$(308)	$350

Quarter Ended 9/8/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,988	$769	$787	$25	$—	$3,569

Company restaurant expenses	1,539	490	498	19	(3)	2,543
General and administrative expenses	84	91	110	6	41	332
Franchise and license expenses	3	13	16	—	—	32
Closures and impairment (income) expenses	1	2	1	—	—	4
Refranchising (gain) loss	—	—	—	—	(2)	(2)
Other (income) expense	(13)	—	—	—	2	(11)
	1,614	596	625	25	38	2,898
Operating Profit (loss)	$374	$173	$162	$—	$(38)	$671

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 9/7/13	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$4,633	$2,101	$2,088	$83	$—	$8,905

Company restaurant expenses	3,834	1,268	1,246	72	—	6,420
General and administrative expenses	233	265	284	18	133	933
Franchise and license expenses	8	44	54	2	—	108
Closures and impairment (income) expenses	14	—	—	1	295	310
Refranchising (gain) loss	—	—	—	—	(87)	(87)
Other (income) expense	(13)	(1)	2	—	6	(6)
	4,076	1,576	1,586	93	347	7,678
Operating Profit (loss)	$557	$525	$502	$(10)	$(347)	$1,227

Year to Date Ended 9/8/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$4,762	$2,247	$2,405	$66	$—	$9,480

Company restaurant expenses	3,751	1,446	1,550	51	(12)	6,786
General and administrative expenses	213	275	322	16	124	950
Franchise and license expenses	6	34	44	—	—	84
Closures and impairment (income) expenses	4	2	3	—	—	9
Refranchising (gain) loss	—	—	—	—	(41)	(41)
Other (income) expense	(24)	(1)	—	—	(72)	(97)
	3,950	1,756	1,919	67	(1)	7,691
Operating Profit (loss)	$812	$491	$486	$(1)	$1	$1,789

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended September 7, 2013 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income (loss) from investments in unconsolidated affiliates. The year to date ended September 8, 2012 also includes costs related to the acquisition of Little Sheep Group Limited ("Little Sheep").

(c)
During the quarter and year to date ended September 7, 2013, we recorded gains of $37 million and $82 million, respectively, related to refranchising in the U.S., primarily at Taco Bell. During the year to date ended September 8, 2012, we recorded gains of $53 million related to refranchising in the U.S., primarily at Taco Bell. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(d)
On February 1, 2012 we acquired an additional 66% interest in Little Sheep for $540 million, net of cash acquired of $44 million, increasing our ownership to 93%.  The acquisition was driven by our strategy to build leading brands across China in every significant category.  Prior to our acquisition of this additional interest, our 27% interest in Little Sheep was accounted for under the equity method of accounting.  As a result of the acquisition we obtained voting control of Little Sheep, and thus we began consolidating Little Sheep upon acquisition.  As required by GAAP, we remeasured our previously held 27% ownership in Little Sheep, which had a recorded value of $107 million at the date of acquisition, at fair value and recognized a non-cash gain of $74 million.  This gain, which resulted in no related income tax expense, was recorded in Other (income) expense on our Condensed Consolidated Statement of Income during the quarter ended March 24, 2012. During the quarter ended September 7, 2013, we recorded an impairment charge totaling $258 million (net of income tax benefit of $18 million and amounts allocated to noncontrolling interests of $19 million). This charge was driven by a write down in goodwill from $384 million to $162 million and a write down in trademark from $415 million to $345 million. The gain upon acquisition and the impairment charge were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(e)
During the quarter ended December 29, 2012, we refranchised our remaining 331 Pizza Hut UK dine-in restaurants. During the year to date ended September 8, 2012, we recorded pre-tax losses of $24 million million to Refranchising (gain) loss primarily to adjust the carrying amount of the asset group to its then estimated fair value. These losses were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

For the quarter ended September 7, 2013, the refranchising of the Pizza Hut UK dine-in restaurants decreased Company sales by 18% and increased Franchise and license fees and income and Operating Profit by 2% and less than 1%, respectively, for the YRI Division. For the year to date ended September 7, 2013, the refranchising of the Pizza Hut UK dine-in restaurants decreased Company sales by 19% and increased both Franchise and license fees and income and Operating Profit by 2% for the YRI Division.

(f)
During the quarter ended September 7, 2013, as part of our U.S. G&A productivity initiatives and realignment of resources, we recorded a one-time charge of $5 million related to the outsourcing of certain information technology, accounting and payroll services.

(g)
At the beginning of fiscal 2013 we eliminated the period lag that we previously used to facilitate the reporting of our India Division's results. Accordingly, the India Division's 2013 third quarter results include the months of June through August 2013, and the 2013 year to date results include the months of January through August 2013. Due to the immateriality of the India Division's results we did not restate the prior year operating results for the elimination of this period lag and therefore the 2012 third quarter results continue to include the months of May through July 2012 and the 2012 year to date results include the months of December 2011 through July 2012. However, we have presented India Division system sales growth, same-store sales growth and restaurant unit growth within this release by comparing June through August 2013 to June through August 2012 for the third quarter and January through August 2013 to January through August 2012 for the year to date to enhance comparability.